UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/15/2011

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed on September 21, 2011 by Market Leader, Inc. (the “Company”), which reported on Item 1.01 the Company’s entry into an Asset Purchase Agreement and on Item 2.01 the completion of such acquisition, to reflect in Item 9.01(a) and (b) that no financial statements or pro forma financial information will be filed by amendment. The Company has determined that assets acquired did not constitute a “business” as that term is used in Regulation S-X, Rule 8-04, because the nature of the revenue generating activity for these assets will not remain generally the same following the acquisition. Accordingly, no financial statements or pro forma financial information are required to be filed on Item 9.01. Certain pro forma information concerning the assets acquired will be included in the notes to the consolidated financial statements to be included in the Company’s Form 10-Q for the quarter ended September 30, 2011.

Item 1.01.	Entry into Material Definitive Agreement

See the disclosure under Item 2.01 below, which is incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 15, 2011, Market Leader, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with LendingTree, LLC (“LendingTree”) and Realestate.com, Inc. (“Realestate.com” and together with LendingTree, the “Seller”). On September 16, 2011, the transaction contemplated by the Asset Purchase Agreement was completed.

Under the Asset Purchase Agreement, the Company acquired certain assets related to Seller’s business of providing information, tools and services to consumers seeking real estate services. The acquired assets include patents, trademarks and approximately 400 domain names, including Realestate.com; software related to consumer web services; information, contracts and content necessary to operate the Realestate.com website; and, a network of over 250 real estate broker customers. The purchase price for the acquired assets consisted of $8.25 million in cash. The Asset Purchase Agreement includes a 30-day transition period for Seller to transfer the acquired assets to the Company and contains customary representations, warranties, covenants and indemnification obligations of Seller and the Company.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(d)	Exhibits

10.1     Asset Purchase Agreement by and between Market Leader, Inc., LendingTree, LLC and Realestate.com, Inc. dated September 15, 2011.*

99.1     Press release issued by Market Leader, Inc. dated September 21, 2011.*

*	Previously filed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: October 19, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer